UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2003

SENSIENT TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

777 EAST WISCONSIN AVENUE

MILWAUKEE, WISCONSIN 53202-5304

(Address of principal executive offices, including zip code)

(414) 271-6755

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item	5. Other Events.

On July 17, 2003, Sensient Technologies Corporation (the “Company”) issued a press release as to the declaration of a quarterly dividend and the redemption of the rights issued under the Company’s Shareholder Rights Plan. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

Exhibit 99.1: Press Release, dated July 17, 2002, entitled “Sensient Declares Dividend, Announces Redemption of Rights”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

Date:    July 17, 2002

By: /s/    JOHN L. HAMMOND

      Name:    John L. Hammond

      Title:      Vice President, Secretary and General Counsel